EXHIBIT 11
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STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                                Year ended December 31,
                                                                 1996                     1995                        1994
                                                                 ----                     ----                        ----
                                                                         (in thousands except per share data)
Primary Earnings Per Share:

Weighted average number of shares of
Common Stock outstanding                                      22,498,915                18,714,369                 13,169,540

Net effect of dilutive  stock options and warrants
based on the treasury  stock method using the average
fair market value in effectfor the period                        775,304                   702,128                    353,275
                                                              ----------               -----------                -----------

Weighted average share outstanding                            23,274,219                19,416,497                 13,522,815
                                                              ==========                ==========                 ==========

Net income (loss)                                                ($4,248)                   $1,431                       $541
Less preferred stock dividends and deemed
         dividends                                                (1,016)                     (543)                      (291)
                                                              -----------              -----------                -----------
Net Income (loss) available for common
         shares                                                  ($5,264)                     $888                       $250
                                                              ===========              ===========                 ==========

Net income (loss) per share                                       ($0.23)                    $0.05                      $0.02
                                                              ===========              ===========                 ==========

Fully Diluted Earnings Per Share:

Weighted average number of shares of
Common Stock outstanding                                      22,498,915                18,714,369                 13,169,540

Net effect of dilutive  stock options and warrants
based on the treasury  stock method using the higher
of average fair market value in effect at the end of the
period or the average during the period                           775,304                  702,128                    353,275

Net effect of convertible securities                            7,734,480                7,282,040                  9,224,185
                                                              -----------              -----------                -----------

Weighted average shares outstanding                           31,008,699                26,698,537                 22,747,000
                                                              ==========                ==========                 ==========

Net income (loss)                                                ($4,248)                   $1,431                       $541
Add interest expense on convertible debt,
         net of tax                                                   47                        37                        156
                                                              ---------------          ------------              ------------
Net income (loss) available for common
         shares                                                    ($4,201)                 $1,468                       $697
                                                              =============            ============              ============

Net income (loss) per share                                          ($0.14)                 $0.06                      $0.03
                                                              ==============           ============              ============
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